Exhibit 10.3

CSI COMPRESSCO LP
SECOND AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN
PHANTOM UNIT AGREEMENT

Employee:	Date of Grant:	Number of Phantom Units:
This Phantom Unit Agreement (this “Agreement”) is made as of [ ], between CSI Compressco GP Inc., a Delaware corporation (the “Company”), as the general partner of CSI Compressco LP (the “Partnership”), and __________________________ (the “Employee”) pursuant to the terms and conditions of the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Plan”). The Employee acknowledges receipt of a copy of the Plan, and agrees that the terms and provisions of the Plan, including any future amendments thereto, shall be deemed a part of this Agreement as if fully set forth herein. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.
WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Plan to, among other things, attract, retain and motivate certain employees, directors and consultants of the Company, the Partnership and their respective Affiliates (each, a “Company Entity” and, collectively, the “Company Entities”); and
WHEREAS, the Company desires to grant to the Employee on the terms and conditions set forth herein and in the Plan, and the Employee desires to accept on such terms and conditions, the number of Phantom Units set forth herein.
NOW, THEREFORE, in consideration of the Employee’s agreement to provide or to continue providing services for the benefit of the Company Entities, the Company and the Employee agree as follows:
1.    Grant of Phantom Units. The Company hereby grants to the Employee, effective as of [ ] (the “Date of Grant”), _____________ Phantom Units, subject to all of the terms and conditions set forth in the Plan and in this Agreement (individually, a “Phantom Unit” and collectively, the “Phantom Units”).
2.    Grant of Distribution Equivalent Rights. The Company hereby grants to the Employee, effective as of the Date of Grant, a Distribution Equivalent Right (or “DER”) in tandem with each Phantom Unit and such DER shall be subject to the same restrictions as, and shall vest and be settled or forfeited along with, the Phantom Unit with respect to which such DER was granted in tandem. The effect of a DER is as follows: in the event the Partnership pays any cash distributions in respect of its outstanding Units and, on the record date for such cash distribution, the Employee holds Phantom Units granted pursuant to this Agreement that have not both vested and been settled, the Company shall credit to the Employee’s benefit (whether in a book keeping account or such other method determined by the Company) an amount equal to the cash distributions the Employee would have received if the Employee were the record owner, as of such record date, of the number of Units related to the portion of the Employee’s Phantom Units that have not been settled as of such record date. Such amounts shall accumulate for each Phantom Unit, without interest or other imputed income, and shall vest and be settled (as provided in Section 5) if and when the Phantom Unit with respect to which the DER was granted in tandem vests and is settled, or shall be forfeited if the Phantom Unit with respect to which the DER was granted in tandem is forfeited.
3.    Forfeiture Restrictions. In the event of the termination of the Employee’s employment with the Company Entities for any reason or no reason whatsoever, the Employee shall upon such termination automatically forfeit to the Company, for no consideration, every Phantom Unit (and the DER granted in tandem with such Phantom Unit and accumulated but unpaid distributions with respect to such DER) that has not previously become a Vested Phantom Unit in accordance with Section 4. The Employee’s rights with respect to the Phantom Units and any DERs granted in tandem with such Phantom Units shall remain forfeitable at all times prior to the date on which such rights vest and the forfeiture restrictions with respect to the Phantom Units lapse in accordance with Section 4.
4.    Vesting of Phantom Units. Except as otherwise provided in this Agreement and the Plan, the Phantom Units will vest in accordance with the vesting schedule set forth in the following table, provided that the Employee remains continuously employed by a Company Entity from the Date of Grant through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Cumulative Vested Percentage
[ ]	[ ]%

If, on any Vesting Date other than the final Vesting Date, the application of the vesting schedule set forth above results in a fractional Phantom Unit becoming vested, the number of Phantom Units vesting on such date shall be rounded up to the next whole number of Phantom Units. On the final Vesting Date, only the Phantom Units not previously vested shall be eligible to become Vested Phantom Units. Phantom Units that have become vested pursuant to the schedule above are referred to herein as “Vested Phantom Units.”
5.    Settlement of Phantom Units and DERs.
(a)    Settlement Date. Vested Phantom Units (and accumulated but unpaid distributions with respect to DERs) shall be settled on a date determined by the Company, which date shall be not more than 10 days following the Vesting Date of such Vested Phantom Units (“Settlement Date”).
(b)    Settlement of Vested Phantom Units. Upon settlement of the Vested Phantom Units, the Employee shall receive that number of Units equal to the number of Vested Phantom Units.
(c)    Settlement of DERs. Upon settlement of any DERs, the Employee shall receive the number of Units equal to the aggregate dollar amount (without interest) of the accumulated but unpaid distributions with respect to such DERs divided by the Fair Market Value of a Unit on the day the corresponding Phantom Units with respect to which such DER was granted in tandem vest and become non-forfeitable. Partial Units will be paid in cash (without interest). Payment of any DERs shall be made at the same time the corresponding Phantom Units with respect to which such DER was granted in tandem are paid pursuant to Section 5(b).
(d)    Procedures. Settlement of Phantom Units and DERs shall be subject to and pursuant to rules and procedures established by the Committee in its sole discretion.
6.    Transferability and Assignment. Except as provided in this Section 6, neither this Agreement, the Phantom Units nor the DERs granted hereunder may be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of by the Employee. Notwithstanding the foregoing, if the Employee should die after a Phantom Unit has become a Vested Phantom Unit, but before such Vested Phantom Unit and corresponding DER have been settled, such Vested Phantom Unit and corresponding DER shall be subject to transfer by reason of the Employee’s death by will or the laws of descent and distribution. Any purported transfer, assignment, alienation, pledge, hypothecation, attachment, sale, transfer or encumbrance not in accordance with the foregoing shall be null, void and unenforceable against the Company Entities.
7.    Status of Units. The Phantom Units granted pursuant to this Agreement do not and shall not entitle the Employee to any rights of a holder of Units and the Employee shall not have any rights as a holder of Units hereunder unless and until the Phantom Units are settled and the Units are received by the Employee. The Employee agrees that any Units that he acquires upon the settlement of Vested Phantom Units and DERs will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations and other requirements of the SEC and any stock exchange upon which the Units are then listed. Notwithstanding any provision of this Agreement to the contrary, the grant of the Phantom Units and the DERs granted in tandem therewith, and issuance of any Units in settlement thereof, will also be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange upon which the Units may then be listed. No Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Units may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units subject to this Agreement will relieve the Company of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make Units available for issuance. The Employee agrees that (a) any certificates representing the Units acquired in settlement of Vested Phantom Units and DERs under this Agreement may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (b) the Company and the Partnership may refuse to issue or deliver the Units acquired in settlement of Vested Phantom Units and DERs under this Agreement if such proposed issuance or delivery would, in the opinion of counsel satisfactory to the Partnership, constitute a violation of any applicable securities law, and (c) the Partnership may give appropriate instructions to its transfer agent or the Company, as applicable, to stop the issuance or delivery of the Units to be acquired in settlement of Vested Phantom Units and DERs under this Agreement. In addition to the terms and conditions provided herein, the Company may require that the Employee make such covenants, agreements, and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, rules, regulations, or requirements.
8.    Tax Withholding. The Company Entities shall have the authority and the right to deduct or withhold, or to require the Employee to remit to a Company Entity, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Employee’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Phantom Units and the DERs granted hereunder. In satisfaction of the foregoing requirement, unless other arrangements have been made that are acceptable to the Committee, the Board or a committee of the Board that is composed solely of two or more Qualified Members, the Employee shall either (a) pay to the applicable Company Entity, or make arrangements satisfactory to the applicable Company Entity for the payment of, an amount of cash equal to the sums required to be withheld by the applicable Company Entity, or (b) surrender the number of Units otherwise issuable to the Employee having an aggregate Fair Market Value on the date of such surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for any Company Entity with respect to the Phantom Units and the DERs granted hereunder, as determined by the Committee.
9.    General Provisions.
(a)    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and all decisions of the Committee with respect thereto and this Agreement shall be final and binding upon the Employee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
(b)    No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Employee the right to be retained in the employ or service of the Company Entities. Furthermore, the Company Entities may at any time dismiss the Employee from employment free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or other written agreement.
(c)    Tax Consultation. None of the Board, the Committee or the Company Entities have made any warranty or representation to the Employee with respect to the income tax consequences of the grant or vesting of the Phantom Units or the transactions contemplated by this Agreement, and the Employee represents that he is in no manner relying on such entities or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Employee represents that he has consulted with any tax consultants that the Employee deems advisable in connection with the Phantom Units.
(d)    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
(e)    Successors. This Agreement shall be binding upon the Employee, the Employee’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
(f)    Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
(g)    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
(h)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
(i)    Gender. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
(j)    Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, as applicable (i) to the extent permitted by the Plan, (ii) to the extent necessary to comply with applicable laws and regulations or to conform the provisions of this Agreement to any changes thereto or (iii) to settle the Phantom Units pursuant to all applicable provisions of the Plan. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by a written agreement signed by both the Company and the Employee.
(k)    Insider Trading Policy. The terms of the Company’s insider trading policy with respect to Units are incorporated herein by reference.
(l)    Clawback. Notwithstanding any provisions in the Plan or this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of the Units granted hereunder shall be subject to a clawback or other recovery by the Company Entities to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any SEC rule.
(m)    Community Interest of Spouse. The Employee’s spouse shall be required to execute the spousal consent set forth on the signature page attached hereto to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement and the Plan as to such spouse’s interest, whether as community property or otherwise, if any, in the Phantom Units granted to the Employee hereunder.
(n)    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Employee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Employee has access. The Employee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, effective for all purposes as provided above.

CSI COMPRESSCO GP INC.

By:
Name:

Title:

EMPLOYEE

__________________________________________

SPOUSAL CONSENT
The Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the Plan and their binding effect upon any marital or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Employee’s marital relationship for any reason shall not have the effect of removing any Units otherwise subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

__________________________________
Printed Name: _____________________

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